Bohai Pharmaceuticals Closes $1.87 Million Financing in China

Non-brokered financing priced at $2.50 per share,
a 23% premium to market price

YANTAI, China, January 24, 2011 — Bohai Pharmaceuticals Group, Inc. (OTCBB/OTCQB: BOPH), a China-based pharmaceutical company engaged in the production, manufacturing and distribution of Traditional Chinese Medicine (TCM), announced the closing of a financing transaction with investors located in China under which it sold an aggregate of 748,382 unregistered shares of common stock at $2.50 per share, for total gross proceeds of $1,870,955.  This share price represents greater than a 23% premium to the closing price on January 21st, 2011.  There were no warrants attached to the financing and no broker was utilized.

“This financing reflects the strong support from local Chinese investors that know the quality of our products and have confidence in our business strategy of leveraging the Chinese government’s support of Traditional Chinese Medicines,” said Mr. Hongwei Qu, Chairman, President and CEO of Bohai Pharmaceuticals.  “We feel this reflects a growing interest in our company based on our continued ability to implement our business strategies and drive Bohai’s revenues and profits.  These additional financial resources will help us to continue focusing on our internal research and development initiatives to drive more products through to the market.”

A total of 44 individual investors participated in the financing.  The shares were sold pursuant to separate subscription agreements between Bohai and each investor, dated as of January 21, 2011, the date on which the investors’ subscriptions were accepted. All of the investors are domiciled in and citizens of China.  The issuance of the shares was made in reliance on the exemption from registration provided by Regulation S of the Securities Act of 1933, as amended, as an offshore transaction involving non-U.S. persons.

About Bohai Pharmaceuticals Group, Inc.

Based in the city of Yantai, Shandong Province, China, Bohai Pharmaceuticals Group, Inc. (OTCBB/OTCQB: BOPH) is engaged in the production, manufacturing and distribution of herbal pharmaceuticals based on Traditional Chinese Medicine in China. Bohai’s medicines address common health problems such as rheumatoid arthritis, viral infections, gynecological diseases, cardio vascular issues and respiratory diseases. Bohai’s products are sold either by prescription through hospitals or over-the-counter through local pharmacies and retail drug store chains. Bohai has approximately 600 employees, including approximately 300 sales representatives, operating from 20 offices throughout China. Bohai’s lead products, Tongbi Capsules and Tablets and Lung Nourishing Cream, are eligible for reimbursement under China’s National Medical Insurance Program.

For comprehensive investor relations material, including fact sheets, research reports, presentations and video, please follow the appropriate link: Investor Relations Portal, Investor Fact Sheet and Overview Video.

For additional information, please visit Bohai’s corporate website: www.bohaipharma.com.

Additional Information Relating to Bohai’s Trading Data

Due to certain recent disruptions in the marketplace relating to quotations on the OTC Bulletin Board operated by FINRA (OTCBB), incomplete trading data may exist for certain companies like Bohai. Real-time trading data for Bohai on the OTCQB market is available through the below link. Readers are advised that OTCQB market is operated by the owner of otcmarkets.com, and Bohai Pharmaceuticals Group, Inc. makes no representation or warranty regarding the OTCQB market.

For real-time trading data for Bohai on the OTCQB market, including Level 2 quotes, please visit: www.otcmarkets.com/stock/boph/quote.

Cautionary Note Regarding Forward Looking Statements

This press release and the statements of representatives of Bohai Pharmaceuticals Group, Inc. (the “Company”) related thereto contain, or may contain, among other things, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact included herein are “forward-looking statements,” including any other statements of non-historical information. These forward-looking statements are subject to significant known and unknown risks and uncertainties and are often identified by the use of forward-looking terminology such as “guidance,” “projects,” “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “ultimately” or similar expressions. All forward-looking statements involve material assumptions, risks and uncertainties, and the expectations contained in such statements may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including factors and risks discussed in the periodic reports that the Company files with the Securities and Exchange Commission (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. The Company undertakes no duty to update these forward-looking statements except as required by law.

Company Contact:

Bohai Pharmaceuticals Group, Inc.
Gene Hsiao, Chief Financial Officer
212-521-4470

or

Financial Communications Contact:
The Trout Group
Danielle Spangler
646-378-2924
dspangler@troutgroup.com